GRC INTERNATIONAL, INC.
                         DIRECTORS FEE REPLACEMENT PLAN
1.       PURPOSE

         The loyal and dedicated service of "outside" directors is essential to the growth and progress of any public company. Accordingly, the Directors Fee Replacement Plan (the "Plan") of GRC International, Inc. (the "Company") has been adopted to better enable the Company to retain and attract qualified outside directors to serve on the Company's Board of Directors, while reducing the Company's cash outlay of director's fees. The Plan is also designed to provide a stronger nexus between the contributions made to the Company by its outside directors and the value of the compensation they receive.

2.       ADMINISTRATION
         The Plan will be administered on a calendar quarter basis. The Plan will be administered by a committee of three or more persons (the "Committee") who will be appointed by the Board of Directors of the Company. Awards of the Company's Common Stock, par value $.10 per share ("Stock"), and options to purchase the Stock ("Options"), and the amount and nature of the Stock and Options so awarded, will be automatic, as provided in Sections 5 and 6 of the Plan. All questions of interpretation of the Plan will be determined by the Committee. Such determinations will be final and binding upon all persons having an interest in the Plan.

3.       PARTICIPATION IN THE PLAN

         Directors who are not employees of the Company or any subsidiary of the Company are eligible to participate in the Plan.

4.       STOCK SUBJECT TO THE PLAN

         4.1. Total Shares Available. Up to three hundred thousand (300,000) shares (subject to adjustment under Section 11 of the Plan) of Stock are authorized for issuance under the Plan. Such shares of Stock may be issued (i) outright, or (ii) upon the exercise of Options. The total number of shares of Stock awarded under (i) and (ii) shall not exceed 300,000. The Company may issue authorized but unissued shares of its Stock, may repurchase shares in the open market or in private transactions, or may otherwise make a sufficient number of shares available under the Plan. The Company shall not be required to reserve or otherwise set aside funds or shares of Stock for the payment of its obligations hereunder. The Company shall make available as and when required a sufficient number of shares of Stock to meet the needs of the Plan.

         4.2. Unexercised or Expired Options. Upon the expiration or termination of any Option under the Plan, the Stock allocable to the unexercised or surrendered portion of such Option will revert to the Plan's pool of Stock, and may thereupon become subject to Stock and Options subsequently awarded under the Plan.

5.       AWARDS OF STOCK

         5.1. Fair Market Value of Stock. For purposes of determining the number of shares of Stock to be awarded with respect to any calendar quarter, the Fair Market Value of the Stock shall be the average of the high and low sale prices of the Stock quoted on the New York Stock Exchange Composite Transaction Reporting System for the Fridays of such quarter. If such sale prices are not available for any such Friday, then the average of the high and low sale prices on the next preceding day on which such sale prices are available shall be used in lieu thereof.

         5.2. Election. Quarterly awards of Stock will be made to each eligible director who has submitted to the Committee at least 5 days prior to the beginning of the calendar quarter in question a written election to receive Stock in lieu of all or any part of the compensation which is not being deferred under any other plan and which otherwise would have been payable currently for services rendered as a director (including the director's retainer and meeting fees) and, where applicable, as Chairman. In the case of a new director, such election may be effective immediately if received within a reasonable time after the director's election. Each such election shall be effective until revoked by a later written election, but no such later election shall become effective until the first calendar quarter to begin at least 5 days after the later election is received by the Company.

         5.3. Stock Awards and Formula. Shortly after the end of each calendar quarter, a director who has previously submitted an appropriate election to receive Stock in accordance with Section 5.2 above shall receive a combination of Stock and cash. One-half (1/2) of the director's compensation for the quarter shall be payable in cash, and one-half (1/2) shall be payable in Stock. The number of shares of Stock to be awarded shall be the nearest whole number which most closely approximates the director's compensation for the quarter in accordance with the following formula:

                           One-Half (1/2) of Director's                 Number
                  Applicable Compensation for the Quarter    =        of Shares
                  ---------------------------------------             of Stock
                            Fair Market Value of Stock

6.       AWARDS OF OPTIONS

         All Options awarded under the Plan will be "non-statutory options," and therefore are not entitled to special tax treatment under Section 422 of the Internal Revenue Code of 1986, as it may be amended from time to time (the
"Code"). Each Option awarded under the Plan will be evidenced by a written agreement in such form as the Committee may from time to time approve, consistent with and subject to the following terms and conditions:

         6.1. Fair Market Value of Stock. For purposes of determining the number of Options to be awarded with respect to any calendar quarter, the Fair Market Value of the Stock for such quarter shall be the average of the high and low sale prices of the Stock quoted on the New York Stock Exchange Composite Transaction Reporting System for the Fridays of such quarter. If such sale prices are not available for any such Friday, then the average of the high and low sale prices on the next preceding day on which such sale prices are available shall be used in lieu thereof.

        6.2. Exercise Price of Options. The exercise price of Options to be awarded with respect to any calendar quarter shall be twenty five percent (25%) of the Fair Market Value of the Stock for such quarter.

         6.3. Election. Quarterly awards of Options will be made to each eligible director who has submitted to the Committee at least 5 days prior to the beginning of the calendar quarter in question a written election to receive Options in lieu of all or any part of the compensation which is not being deferred under any other plan and which otherwise would have been payable currently for services rendered as a director (including the director's retainer and meeting fees) and, where applicable, as Chairman. In the case of a new director, such election may be effective immediately if received within a reasonable time after the director's election. Each such election shall be effective until revoked by a later written election, but no such later election shall become effective until the first calendar quarter to begin at least 5 days after the later election is received by the Company.

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

         6.4. Option Awards and Formula. As of the end of each calendar quarter, there shall be awarded to each director who has previously submitted an appropriate election in accordance with Section 6.3 above the nearest whole number of Options which most closely approximates the director's compensation for the quarter in accordance with the following formula:

         Director's Applicable Compensation for the Quarter        =    Number
         -------------------------------------------------            of Options
  (Fair Market Value of Stock) Minus (Exercise Price of Options)

         6.5. Exercise of Options. Options may be exercised at any time after their grant. To exercise an Option in whole or in part, the holder of an Option ("Optionee") shall give written notice of exercise to the Company's Stock Option Administrator specifying the number of shares as to which the Option is being exercised, accompanied by payment in full of the Option Price for such shares either in cash or in such other consideration as approved by the Committee in its sole discretion including, but not limited to, (i) shares of previously owned Common Stock held by the Optionee for at least six (6) months, or (ii) in the event of hardship and with the advance approval of the Committee, the Company's retention of shares of Common Stock otherwise issuable to the Optionee upon exercise. Shares of Stock used to make payments under subsections (ii) and
(iii) shall be valued at the average of the high and low sale prices of the Stock quoted on the New York Stock Exchange Composite Transaction Reporting System on the date such notice is received by the Stock Option Administrator (or if unavailable on such date, on the next preceding trading date), and the number of shares to be required for payments under (Ii) or (iii) shall be rounded to the nearest whole share so that no cash payment shall be required by reason of any fractional amount.

         6.6.     Termination of Options.
                  ----------------------

                  (a) Options awarded pursuant to the Plan may not be exercised after the third anniversary of a director's termination as a director for any reason, including, but not limited to, such director's resignation or cessation of service following a decision not to stand for reelection, or his termination as a director due to removal, death, disability or retirement. Any Options which have not been exercised on or before such third anniversary shall thereupon expire.
                  (b) Any Option awarded a director under the Plan and unexercised, in whole or in part, on the date of his death may be exercised by the personal representative of the deceased director's estate, or by any heir, devisee, or other taker who, by will or operation of law, is entitled to said Option or any portion thereof. In each such case, such Option(s) may be exercised at any time on or before the third anniversary of the director's death, as provided in Section 6.6(a).

         6.7. No Shareholder Rights By Reason of Options. A director does not have any rights whatsoever as a shareholder with respect to any unexercised Option until the date of the issuance to that director of a stock certificate(s) for shares to be issued upon the proper exercise of said Option. No adjustment will be made for dividends or other rights with respect to which the record date occurs prior to the date such certificate is issued.

         6.8. Options Not Assignable Or Transferable. Options awarded under the Plan are not assignable or transferable other than by will or by the laws of intestate succession. During the lifetime of a director, Options awarded under the Plan will be exercisable only by that director.

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

7.       LIMITATION OF RIGHTS

        7.1. No Right to Continue as a Director. Neither the Plan, the awarding of any Stock or Option, nor any other action taken pursuant to the Plan constitutes or is evidence of any agreement or understanding, express or implied, that the Company will retain a director for any period of time or at any particular rate of compensation.

         7.2. No Rights to Receive Stock or Options After Eligibility Ceases. A director has no rights to receive Stock or Options under the Plan, and will not receive any Stock or Options for any calendar quarter, or part thereof, once he or she: (i) becomes an employee of the Company or any subsidiary of the Company; or (ii) ceases to be a director.

         7.3. Limitation on Rights of Optionee.  Except as expressly provided in
Section 9, an Optionee shall have no rights by reason of the issuance of (i) shares of Stock pursuant to this Plan, (ii) additional shares of Stock, (iii) any other security or debenture convertible into Stock, (iv) or any other equity security, including issuance pursuant to a plan of merger, consolidation, or statutory share exchange, and no adjustment by reason thereof shall be made with respect to the number of shares of Stock subject to an Option or the exercise price.

         7.4. Rights of the Company. The grant of an Option pursuant to the Plan shall not affect in any way the right or power of the Company to issue additional shares of stock; to make adjustments, reclassifications, reorganizations or changes in its capital or business structure; to participate in a merger, consolidation, or share exchange with another corporation; or to dissolve, liquidate, or sell or transfer all or any part of its business or assets.

8.       ADJUSTMENTS

         In the event any change is made to the Stock by reason of merger, consolidation, reorganization, recapitalization, stock dividend, stock split, combination of shares, exchange of shares, change in corporate structure or otherwise, including but not limited to any change whereby the Stock is converted into or exchanged for another class of shares or shares of another entity, appropriate and comparable adjustments will be made to the number and kind of shares subject to the Plan, and to the number and kind of shares and price per share of Stock subject to outstanding Options issued pursuant to the Plan, and the prices of Stock used in calculating the Fair Market Value of the Stock under Sections 5.1 and 6.1. All such adjustments will be made in such a manner as avoids dilution or enlargement of the rights of directors under the Plan.

9.       AMENDMENT OF THE PLAN

         The Board of Directors of the Company may suspend or terminate the Plan or revise or amend it in any respect whatsoever; provided that, without approval of the shareholders of the Company, no revision or amendment may change the number of shares subject to the Plan (except as provided in Section 9 of the Plan) or materially increase the benefits accruing to participants under the Plan, and provided further that no revision or amendment or termination shall, without the consent of the affected director(s), impair the rights of any director under any Option previously awarded.

10.      LEGAL RESTRICTIONS

         (a) The Company will not be obligated to issue shares of Stock if counsel to the Company determines that such issuance would violate any law or regulation of any governmental authority or any agreement between the Company and any national securities exchange upon which the Stock is listed. In connection with any stock issuance or transfer, the person acquiring the shares shall, if requested by the Company, give assurances satisfactory to

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

counsel by the Company regarding such matters as the Company may deem desirable to assure compliance with all legal requirements. The Company shall in no event be obliged to take any action in order to cause the exercise of any Option.

         (b) Of the 150,000 new shares added to the Plan on January 28, 1999, no single director may acquire from these new shares more than 102,378 shares, which is one percent of the shares outstanding as of January 28, 1999.

11.      RULE 16b-3 COMPLIANCE

         11.1. Six-Month Holding Period. Unless an Optionee could otherwise dispose of equity securities, including derivative securities, acquired under the Plan without incurring liability under Section 16(b) of the Exchange Act, equity securities acquired under the Plan must be held for a period of six months following the date of such acquisition, provided that this condition shall be satisfied with respect to a derivative security if at least six months elapse from the date of acquisition of the derivative security to the date of disposition of the derivative security (other than upon exercise or conversion) or its underlying equity security.

         11.2. Other Compliance Provisions. The Committee shall implement transactions under the Plan and administer the Plan in a manner that will ensure that each transaction by an Optionee is exempt from liability under Rule 16b-3, except that Optionees may be permitted to engage in a non-exempt transaction under the Plan if written notice has been given to the Optionee regarding the non-exempt nature of the transaction. The Committee may authorize the Company to repurchase any Option or shares of Stock acquired under the Plan in order to prevent an Optionee from incurring liability under Section 16(b). Unless otherwise specified by the Optionee, equity securities, including derivative securities, acquired under the Plan which are disposed of by an Optionee shall be deemed to be disposed of in the order acquired by the Optionee.

12.      GOVERNING LAW

         The Plan will be governed, and its provisions construed, in accordance with the laws of the State of Delaware and applicable federal law, without regard to conflicts of law.

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